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                                                                    Exhibit 3.37

         Certificate of Incorporation of EB International Holdings, Inc.

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/21/2001
                                                          010138347 - 3371190

                          CERTIFICATE OF INCORPORATION

                                       OF

                         EB INTERNATIONAL HOLDINGS, INC.

                           * * * * * * * * * * * * *

     1. The name of the corporation is: EB International Holdings, Inc.

     2. The address of its registered office in the State of Delaware, 15 E. North Street, in the City of Dover. The name of its registered agent at such address is Incorporating Services, Ltd.

     3. The nature of the business or purposes to be conducted or promoted is:
To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1000). all of which shall be common stock, $.01 par value.

     5. The name and mailing address of the incorporator is as follows:

          Daneen E. Downey
          c/o Klehr Harrison Harvey Branzburg & Ellers, LLP
          260 S. Broad St., Philadelphia, PA 19102

     6. The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

     8. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hands this 21st day of March, 2001.


                                        /s/ Daneen E. Downey
                                        ----------------------------------------
                                        Daneen E. Downey, Incorporator

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/29/2001
                                                          010322357 - 3371190

                                STATE OF DELAWARE
                              CERTIFICATE OF CHANGE
                           OF REGISTERED AGENT AND/OR
                                REGISTERED OFFICE

The Board of Directors of EB International Holding, Inc., a Corporation of Delaware, on this 17th day of May, A.D., 2001, do hereby resolve and order that the location of the Registered Agent of this Corporation within the State be, and the same hereby is 103 Foulk Road, Suite 200, in the City of Wilmington, County of New Castle, DE 19803.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Entity Services Group, LLC (#9272016).

EB International Holding, Inc., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 17th day of May, 2001.


                                        By: /s/ Kari L. Johnson
                                            -----------------------------------
                                        Name: Kari L. Johnson
                                        Title: Assistant Secretary